UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 18, 2015

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Bonus Plan
On March 18, 2015, the Compensation Committee of eHealth, Inc. (the “Company”) approved the Executive Bonus Plan. The payouts under the Executive Bonus Plan for the fiscal year ending December 31, 2015 will be determined by the Compensation Committee based 100% on company performance.
In the event that the Company meets the target adjusted EBITDA performance goal, a participant will receive 100% of the participant’s target payout, and if not, the participant will not receive a payout under the plan. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net, provision (benefit) for income taxes and restructuring charges to GAAP net income (loss). If the target adjusted EBITDA goal is achieved, then the participant is eligible to receive a payout in excess of his or her target payout to the extent the Company exceeds either its target adjusted EBITDA or target revenue goals. In such event, we will multiply the target payout by the higher of the multiplier achieved with respect to the respective goals. The multipliers will be determined as follows:

•	For each percent the Company exceeds the revenue goal, an additional 5% of the target payout up to a maximum additional payment of 50% (for a total of 150% of the participant's target payout); and

•
For each level of achievement above the adjusted EBITDA goal, an additional 7.25% of the target payout up to a maximum of additional payout of 50% (for a total of 150% of the participant's target payout).

The adjusted EBITDA and revenue goals and performance are determined by excluding, at the sole discretion of the Compensation Committee, (i) the effect of mergers and acquisitions closing in 2015 (if any), (ii) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or as otherwise determined by the Compensation Committee to be extraordinary or non-recurring, and (iii) the effect of any changes in accounting principles affecting the Company's reported results.
Under the Executive Bonus Plan, cash incentive bonus targets and maximum cash bonus award opportunities for fiscal year 2015, for named executive officers other than the Company’s chief executive officer (see below), are as follows:

	Estimated Future Payouts
	Target	Maximum
William Shaughnessy	$315,000	$472,500
Stuart M. Huizinga	$195,500	$292,500
Robert S. Hurley	$159,120	$238,680
Tom G. Tsao	$186,000	$279,000
Performance Bonus Plan
The Company’s Compensation Committee also approved a bonus award opportunity for the Company’s chief executive officer, Gary Lauer, as described above for other executive officers, but Mr. Lauer’s bonus award is being made under and pursuant to the Performance Bonus Plan rather than the Executive Bonus Plan, so that the Company may claim bonus compensation paid to Mr. Lauer as tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The adjusted EBITDA and revenue goals will be determined as described above. Mr. Lauer’s target bonus is equal to 80% of his base salary, or $520,000, and his maximum bonus opportunity is $780,000.

Adoption of Form of Notice of Stock Unit Grant and Stock Unit Agreement with Performance Based Vesting
The Company’s Compensation Committee also approved a Form of Notice of Stock Unit Grant and Stock Unit Agreement with performance based vesting under the 2014 Equity Incentive Plan. A copy of this form of agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of Notice of Stock Unit Grant and Stock Unit Agreement (Performance-Based Vesting)
under the 2014 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2015	/s/ Stuart M. Huizinga Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Notice of Stock Unit Grant and Stock Unit Agreement (Performance-Based Vesting) under the 2014
Equity Incentive Plan